UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2017

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ (Address of principal executive offices)		85255 (Zip Code)

Registrant's telephone number,
including area code:
(480) 362-9760

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Trustee

On February 17, 2017, the Board of Trustees (the “Board”) of Colony Starwood Homes, a Maryland real estate investment trust (the “Company”), voted to expand the size of the Board to 13 members and appointed Renee Lewis Glover as an independent trustee of the Company. Ms. Glover was also appointed to the Nominating and Corporate Governance Committee of the Board.

Ms. Lewis Glover, age 67, is the founder and managing member of The Catalyst Group, LLC, a national consulting firm focused on urban revitalization, real estate development and community building, urban policy and business transformation. Ms. Lewis Glover is currently a member of the Board of Directors of Federal National Mortgage Association (“Fannie Mae”), for which she serves as member of the Nominating and Corporate Governance Committee and the Strategic Initiatives Committee. Ms. Lewis Glover is also a member of the Board of Directors for Enterprise Community Partners, Inc., a nonprofit organization focused on affordable housing opportunities. Ms. Lewis Glover served on the Board of Directors of Habitat for Humanity International from November 2006 to November 2015, including serving as chair of the Board of Directors from November 2013 to November 2015. Committees on which she served during her time as a member of the Board of Directors of Habitat for Humanity International included the Audit Committee, Finance Committee, Operations Committee and Executive Committee. Ms. Lewis Glover served as a member of the Board of Directors of the Federal Reserve Bank of Atlanta from January 2009 to December 2014, where she served on the Audit and Operational Risk Committee. She also served as a commissioner of the Bipartisan Policy Center Housing Commission from October 2011 to September 2014. The Bipartisan Policy Center Housing Commission was responsible for developing a set of bipartisan recommendations concerning federal housing policy and housing finance. Ms. Lewis Glover served as president and chief executive officer of the Atlanta Housing Authority and its affiliates from September 1994 to September 2013. She also served as a consultant for the Atlanta Housing Authority from September 2013 to November 2013 to facilitate the transition of leadership upon her retirement. Prior to joining the Atlanta Housing Authority, Ms. Lewis Glover was a corporate finance attorney in Atlanta and New York. Ms. Lewis Glover serves on the Board of Advisors of the University of Pennsylvania’s Institute of Urban Research. Ms. Lewis Glover’s extensive experience as a senior executive and board member for housing focused enterprises led the Board to conclude that Ms. Lewis Glover should serve as a trustee.

There are no arrangements or understandings between Ms. Lewis Glover and any other persons pursuant to which she was elected to the Board, and Ms. Lewis Glover has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As an independent trustee, Ms. Lewis Glover will receive compensation in the same manner as the Company’s other independent trustees. For a description of the equity plan applicable for the Company’s independent trustees, see “Executive Compensation—Equity Incentive Plans—Non-Executive Trustee Share Plan” in the Company’s Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on March 28, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2017	COLONY STARWOOD HOMES

	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to 8-K]

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